      As filed with the Securities and Exchange Commission on June 22, 2001
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              TALARIAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                      33-0323810
   (State or Other Jurisdiction                         (I.R.S. Employer
 of Incorporation or Organization)                     Identification No.)

                                333 DISTEL CIRCLE
                           LOS ALTOS, CALIFORNIA 94022
          (Address of Principal Executive Offices, including Zip Code)


                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                MICHAEL A. MORGAN
                             CHIEF FINANCIAL OFFICER
                              TALARIAN CORPORATION
                                333 DISTEL CIRCLE
                               LOS ALTOS, CA 94022
                                 (650) 965-8050
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:
                              Barry J. Kramer, Esq.
                              John M. Shields, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

                                     CALCULATION OF REGISTRATION FEE
========================================================================================================
                                         AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
                                         TO BE       OFFERING PRICE        AGGREGATE       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED       PER SHARE        OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value        1,138,586 (1)     $1.75 (2)        $1,992,525.50       $498.13

(1) Represents 948,822 additional shares reserved for issuance upon exercise of stock options under the Registrant's 2000 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2001 equal to 5% of the total outstanding shares of the Registrant's Common Stock as of December 31, 2000. Also includes 189,764 additional shares available for issuance under the Registrant's 2000 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2001 equal to 1% of the total outstanding shares of the Registrant's Common Stock as of December 31, 2000. Shares issuable upon exercise of stock options under the Registrant's 2000 Equity Incentive Plan, and shares available for issuance under the Registrant's 2000 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-41946) filed on July 21, 2000 (the "Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Equity Incentive Plan or 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 20, 2001.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

        Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 948,822 shares under the Registrant's 2000 Equity Incentive Plan, and an additional 189,764 shares under the Registrant's 2000 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated herein by reference.

            (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2000 filed on December 27, 2000 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the year ended September 30, 2000;

            (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 filed on February 14, 2001 pursuant to Section 13(a) of the Exchange Act;

            (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001 pursuant to Section 13(a) of the Exchange Act;

            (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

            (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 8.   EXHIBITS.

            5.01     Opinion of Fenwick & West LLP.

           23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

           23.02     Consent of KPMG LLP, independent auditors.

           24.01     Power of Attorney (see page 2).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 21st day of June, 2001.

                                  TALARIAN CORPORATION


                                  By: /s/ MICHAEL A. MORGAN
                                      ------------------------------------------
                                      Michael A. Morgan
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul A. Larson, Michael A. Morgan and Thomas J. Laffey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                 Title                         Date
           ---------                                 -----                         ----
PRINCIPAL EXECUTIVE OFFICER:


/s/ PAUL A. LARSON                     President, Chief Executive Officer      June 21, 2001
---------------------------------                 and Director
Paul A. Larson

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


/s/ MICHAEL A. MORGAN                     Vice President, Finance and          June 21, 2001
---------------------------------      Administration and Chief Financial
Michael A. Morgan                                   Officer


ADDITIONAL DIRECTORS:


/s/ THOMAS J. LAFFEY                    Vice President, Chief Technology       June 21, 2001
---------------------------------       Officer, Secretary and Director
Thomas J. Laffey



/s/ PAUL D. CALLAHAN                                Director                   June 21, 2001
---------------------------------
Paul D. Callahan

           Signature                                 Title                         Date
           ---------                                 -----                         ----

/s/ DAVID I. CAPLAN                                 Director                   June 21, 2001
---------------------------------
David I. Caplan



/s/ DAVID E. GOLD                                   Director                   June 21, 2001
---------------------------------
David E. Gold



/s/ BRIAN T. HOREY                                  Director                   June 21, 2001
---------------------------------
Brian T. Horey



/s/ RICHARD A. NORTZ                                Director                   June 21, 2001
---------------------------------
Richard A. Nortz

                                INDEX TO EXHIBITS


Exhibit
 Number                              Exhibit Title
--------        --------------------------------------------------------
 5.01           Opinion of Fenwick & West LLP
 23.1           Consent of Fenwick & West LLP (included in Exhibit 5.01)
 23.2           Consent of KPMG LLP, independent auditors
 24.1           Power of Attorney (see page II-2)



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